UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2006

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Powell Place, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 366-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2006, Tractor Supply Company (the "Company") entered into a transition and separation agreement and general release (the "Agreement") with Calvin B. Massmann, Senior Vice-President and former Chief Financial Officer and Treasurer for the Company. A copy of the Agreement is included herein as Exhibit 10.1.

Pursuant to the Agreement, Mr. Massmann agreed not to compete with the Company or to solicit employees of the Company for a period of five years. In consideration for Mr. Massmann's covenants contained in the Agreement, the Company agreed to pay Mr. Massmann $75,000 on the effective date of separation and each anniversary date for a period of four years, representing an aggregate of $375,000. In addition, the Company has agreed to pay for Mr. Massmann's health insurance coverge (minus the amount of the then applicable employee contribution portion) for up to 18 months following the date of the Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

February 20, 2006	By:	Anthony F. Crudele

Name: Anthony F. Crudele
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Transition and Separation Agreement and General Release